                                                                   EXHIBIT 99.1

                          REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into as of this 9th day of April, 1998, by and among SYBRON INTERNATIONAL CORPORATION (the "Company") and the AFFILIATES of LRS Acquisition Corp. ("LRS") who are identified on the signature page to this Agreement (each an "Affiliate" for purposes hereof and, collectively, the "Affiliates").

     WHEREAS, pursuant to that certain Agreement and Plan of Reorganization entered into by and among the Company, Normandy Acquisition Co., a wholly owned subsidiary of the Company, LRS and Liberty Partners Holdings 5, L.L.C. ("Liberty") dated as of January 23, 1998 (the "Merger Agreement"), each share of the issued and outstanding capital stock of LRS, an outstanding warrant held by Liberty to purchase LRS capital stock and certain outstanding options for such capital stock were converted into or exchanged for common stock of the Company, par value $0.01 per share ("Common Stock"), registered on Form S-4 (the "S-4 Registration Statement") under the Securities Act of 1933, as amended (the "Act"), resulting in the issuance of an aggregate of 3,215,982 shares of Common Stock (the "Merger Shares"); and

     WHEREAS, pursuant to the Merger Agreement, each Affiliate received the number of Merger Shares that is set forth opposite such Affiliate's name on the signature page to this Agreement (collectively, the "Shares"); and

     WHEREAS, the Merger Shares have been registered on the S-4 Registration Statement for issuance pursuant to the Merger Agreement in accordance with Rule 145 ("Rule 145") promulgated by the Securities and Exchange Commission (the "Commission") under the Act, with the result that the Shares are eligible for resale by the Affiliates without registration under the Act in compliance with the conditions set forth in Rule 145(d); and

     WHEREAS, the Company has provided certain demand registration rights to the Affiliates with respect to the Shares, as described in the Merger Agreement, this Agreement and the Affiliate Letter delivered by each Affiliate pursuant to the Merger Agreement, to provide additional liquidity during the period that the conditions of Rule 145(d) continue to apply to the Shares; and

     WHEREAS, concurrently with the execution of this Agreement the Affiliates are exercising their demand registration rights and the Company has agreed to register the Shares for resale as described in this Agreement (the "Demand Registration").

     NOW, THEREFORE, in consideration of the Recitals and of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:


                                    ARTICLE I

                                   DEFINITIONS

     In addition to the terms defined above, when used in this Agreement the following terms shall have the meanings specified:

     1.1  "Exchange Act" shall have the meaning set forth in Section 2.3(a).

     1.2 "Law" shall mean any federal, state, local or other law, rule, regulation or governmental requirement or restriction of any kind, including any rules, regulations or orders promulgated thereunder and any final orders, decrees, policies, consents or judgments of any regulatory agencies, courts or other Persons.

     1.3 "Person" shall mean a natural person, corporation, trust, partnership, limited liability company, association, governmental entity, agency or branch or department thereof, or any other legal entity.

     1.4 "Registration Expenses" shall have the meaning set forth in Section 2.5(a).

     1.5 "Registration Shares" shall have the meanings set forth in Section 2.1(a).

     1.6 "Registration Statement" shall mean, as the case may be, either a post-effective amendment on Form S-3 to the S-4 Registration Statement or a separate Form S-3 registration statement, each as described in Section 2.1(a)(i).

     1.7  "Registration Term" shall have the meaning set forth in Section
2.3(f).


                                   ARTICLE II

                               REGISTRATION RIGHTS

     2.1   Demand Registration Rights.

           (a) Effecting the Registration. Promptly following execution of this Agreement, the Company shall use reasonable efforts to effect the Demand Registration with respect to all of the Shares (the "Registration Shares"), provided that:

           (i) the Company shall be required to effect the Demand Registration only if the Company is able to file a post-effective amendment on Form S-3 to the S-4 Registration Statement to include a reoffer prospectus covering resale of the Registration Shares or, alternatively, if Form S-3 under the Act (or any comparable short-form registration then in effect) is then available for use by the Company;

           (ii) the Demand Registration shall not be required to become effective at any time prior to the date the Company issues a public earnings release reporting earnings that include at least 30 days worth of results from the operations of the LRS business; and

           (iii) the Company's obligation to effect the Demand Registration pursuant to the provisions of this Agreement shall be deemed to have been satisfied if after the filing of the Registration Statement, the failure of such Registration Statement to become effective is due solely to the actions or inactions of the Affiliates or if, once effective, the effectiveness of the Registration Statement is withdrawn solely because of an Affiliate's actions or inactions.

     (b) Manner of Sale. The Registration Statement shall provide that the Registration Shares will be sold by the Affiliates only through routine brokerage transactions, to dealers or in negotiated transactions.

     (c) No Piggyback Registration. The Registration Statement shall not register any shares of Common Stock on behalf of any shareholders of the Company other than the Affiliates.

     2.2   Indemnity.

           (a) Company Indemnification. The Company will indemnify and hold harmless each Affiliate and, if applicable, each director and officer of such Affiliate (and any Person who controls such Affiliate within the meaning of Section 15 of the Act) against all claims, losses, damages, liabilities, actions and expenses resulting from any untrue statement or alleged untrue statement of a material fact contained in the prospectus or in the related Registration Statement, or in any notification or the like, and from any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as the same may have been based on information furnished in writing to the Company by such Affiliate expressly for use therein and used in accordance with such writing. The Company agrees to reimburse each indemnified Person for any legal or other expenses reasonably incurred in con nection with investigating or defending any such loss, claim, damage, liability, action or expense.

           (b) Affiliate Indemnification. Each Affiliate, by acceptance of the registration provisions provided herein, agrees to indemnify and hold harmless the Company, its officers and directors (and any Person who controls the Company within the meaning of Section 15 of the Act) against all claims, losses, damages, liabilities, actions and expenses resulting from any untrue statement or alleged untrue statement of a material fact furnished in writing to the Company by that Affiliate expressly for use in connection with the registration or qualification effected pursuant to this Agreement and used in accordance with such writing and from any omission therefrom or alleged omission therefrom of a material fact needed to be furnished in order to make the information that was furnished, in light of the circumstances, not misleading. Each Affiliate also agrees to reimburse each indemnified Person for any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability, action or expense. Notwithstanding anything in the foregoing to the contrary, the aggregate amount for which each Affiliate may be liable pursuant to this
Section 2.2(b) and Section 2.2(c) shall not exceed the net proceeds to such Affiliate resulting from the sale of such Affiliate's Registration Shares pursuant to the Registration Statement.

           (c) Contribution. In order to provide for just and equitable contribution in circumstances under which the indemnification provided for in Sections 2.2(a) and 2.2(b) is applicable but for any reason is held to be unenforceable, the indemnifying party shall contribute to the aggregate claims, losses, damages, liabilities, actions and expenses of the nature contemplated by such indemnity incurred by the indemnified party or parties in such proportion as is just and equitable, taking into account the relative fault of the parties, provided that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

           (d)   Notice. Any Person entitled to indemnification hereunder will
(i) give prompt written notice to the indemnifying party of any claim with respect to which indemnification is sought and (ii) unless a conflict of interest exists between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to liability for any additional legal fees of the indemnified party or for any settlement made by the indemnified party without the indemnifying party's consent. An indemnifying party which is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim.

     2.3 Registration Covenants of the Company. The Company covenants and agrees that the Company will use reasonable efforts to effect the Demand Registration and cooperate in the sale of the Registration Shares to be registered and, until expiration of the Registration Term, to:

           (a) promptly prepare and file the Registration Statement (as well as any necessary amendments or supplements thereto) with the Commission and use reasonable efforts to cause such Registration Statement to become effective in accordance with Section 2.1(a)(ii);

           (b) furnish to the Affiliates sufficient copies of the Registration Statement and any amendments or supplements thereto and any prospectus forming a part thereof, which documents will be subject to the review of counsel for the Affiliates prior to the filing thereof;

           (c) notify the Affiliates, promptly after the Company shall receive notice thereof, of the time when the Registration Statement becomes effective or when any amendment or supplement to any prospectus forming a part of the Registration Statement has been filed;

           (d) notify the Affiliates promptly of any request by the Commission for the amending or supplementing of the Registration Statement or prospectus or for additional information;



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



           (e) advise the Affiliates after the Company shall receive notice or obtain knowledge thereof of the issuance of any order by the Commission suspending the effectiveness of the Registration Statement or amendment thereto or of the initiation or threatening of any proceeding for that purpose, and promptly use reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal promptly if such stop order should be issued;

           (f) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus forming a part thereof as may be necessary to keep the Registration Statement effective until either the first anniversary of the execution of this Agreement or, if applicable, such shorter period of time which shall terminate (i) when all Shares covered by the Registration Statement have been sold, or (ii) on the date the resale restrictions applicable to the Shares pursuant to Rule 145(d) expire or are rescinded (the "Registration Term");

           (g) furnish to the Affiliates such number of copies of the Registration Statement, each amendment and supplement thereto, the prospectus included in the Registration Statement (including each preliminary prospectus) and such other documents as the Affiliates may reasonably request in order to facilitate the disposition of the Registration Shares owned by the Affiliates;

           (h) assist the Affiliates in satisfying their prospectus delivery obligations by furnishing to any national securities exchange on which the Registration Shares are then listed copies of the prospectus and each amendment or supplement thereto in accordance with Rule 153 under the Act (or any comparable rule then in existence);

           (i) use reasonable efforts to register or qualify the Registration Shares under such securities or blue sky Laws of such jurisdictions as are mutually determined by the Company and the Affiliates and do any and all other acts and things which may be reasonably necessary or advisable to enable the Affiliates to consummate the disposition in such jurisdictions of the Registration Shares; provided that nothing herein shall require the Company to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

           (j) notify the Affiliates, at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which the Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, at the request of an Affiliate, amend or supplement the Registration Statement so that the Registration Statement will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Affiliates acknowledge that any notice given by the Company hereunder may constitute material nonpublic information and that applicable securities Laws prohibit a Person who has material nonpublic information about a company from purchasing or selling securities of such company or from communicating such information to any other Person under circumstances where it is reasonably foreseeable that such Person is likely to purchase or sell such securities;

           (k) cause all Registration Shares to continue to be listed on each securities exchange on which similar securities issued by the Company are then listed;

           (l) ensure the continued availability of a transfer agent and registrar for all Registration Shares;

           (m) make available for inspection by each Affiliate and any attorney, accountant or other agent retained by such Affiliate, subject to the Company's receipt of acceptable confidentiality agreements from the recipients thereof, such financial and other records, pertinent corporate documents and other properties and personnel of the Company as may be reasonably requested in connection with the Registration Statement; and

           (n) use its best efforts to timely file with the Commission all of the reports it is required to file under the Exchange Act as a prerequisite to availability of Form S-3.



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



     2.4 Registration Covenants of the Affiliates. In consideration of the benefits accruing to them pursuant to this Agreement and in addition to their other obligations set forth in this Agreement, each Affiliate covenants and agrees to:

           (a) cooperate with the Company, its counsel, advisors and other representatives, and comply with all applicable provisions of Law (including without limitation the prospectus delivery requirements of the Act and Rule 10b-5 and Regulation M under the Securities Exchange Act of 1934, as amended) in connection with any registration effected pursuant to the provisions of this Agreement;

           (b) promptly provide to the Company, in writing, such information as the Company or its counsel deems necessary or appropriate for inclusion in the Registration Statement, which information, when given, shall be true and correct in all material respects and shall not omit any information necessary to make the information furnished not misleading;

           (c) refrain from transferring, by any means, ownership of or any other interest in the Shares prior to the earnings release date identified in
Section 2.1(a)(ii) above;

           (d) execute all questionnaires, powers of attorney or other documents as the Company may reasonably request;

           (e) discontinue sales of Registration Shares upon notification of any stop order or suspension of the effectiveness of the Registration Statement;

           (f) notify the Company immediately upon any material change in the plan of distribution or other information concerning such Person described in the prospectus;

           (g) discontinue sales of Registration Shares and use of the related prospectus following notification by the Company that the Registration Statement must be amended or supplemented;

           (h) not use any prospectus other than the most recent prospectus related to the Registration Statement; and

           (i) upon presentation of a stock certificate representing Registration Shares sold under the Registration Statement, certify that the sale was made in accordance with the terms hereof and the plan of distribution described in the Registration Statement.

In the event that any Affiliate fails to comply in any material respect with its obligations pursuant to Sections 2.4(a) through (d), any Shares held by such Affiliate may be excluded from the Registration Statement and all of such Affiliate's rights pursuant to this Agreement shall terminate. In the event that any Affiliate fails to comply in any material respect with its obligations pursuant to Sections 2.4(e) through (i), all of such Affiliate's rights pursuant to this Agreement shall terminate other than with respect to Registration Shares then registered on a Registration Statement.

     2.5   Expenses.

           (a) General. All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky Laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), will be borne by the Company. In addition, the Company will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties).

           (b) Affiliates' Counsel. The Company will reimburse the Affiliates for the reasonable fees and disbursements of one counsel mutually chosen by the Affiliates in connection with the Demand Registration.


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


           (c) Other. To the extent Registration Expenses are not required to be paid by the Company, each Affiliate will pay those Registration Expenses which are allocable to the registration of such Affiliate's securities included in the Registration Statement, and any Registration Expenses not so allocable will be borne by all of the Affiliates in proportion to the aggregate selling price of the securities to be registered.

     2.6 S-3 Qualification. The Company hereby represents and warrants to the Affiliates that, as of the date of this Agreement, it has reasonable grounds to believe that it meets all of the requirements for filing a registration statement on Form S-3.


                                   ARTICLE III

                                  MISCELLANEOUS

     3.1 Survival. All agreements, representations and warranties made in this Agreement or in any document delivered pursuant to this Agreement shall survive the execution of this Agreement, the delivery of any such document and the sale of Shares pursuant to the Registration Statement.

     3.2 Governing Law. This Agreement and the other documents issued pursuant to this Agreement shall be governed by the Laws of the State of Wisconsin.

     3.3 Counterparts; Headings. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts
shall together constitute but one and the same agreement. The   Article and
Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

     3.4 Entire Agreement. This Agreement, the Affiliate Letters delivered pursuant to the Merger Agreement and the other documents referred to herein and therein contain the entire understanding of the parties with respect to the subject matter hereof. There are no restrictions, promises, warranties, covenants or undertakings concerning such subject matter other than those expressly set forth in this Agreement and such Affiliate Letters. This Agreement and the Affiliate Letters supersede all prior negotiations, agreements and undertakings between the parties with respect to such subject matter.

     3.5 Notices. All communications or notices required or permitted by this Agreement shall be in writing and shall be deemed to have been given at the earlier of the date when actually delivered to a Person by personal delivery, commercial courier or telephonic facsimile transmission accompanied by a telephonic facsimile receipt and followed by hard copy by United States mail, or three (3) days after being deposited in the United States mail, certified or registered mail, postage prepaid, return receipt requested, and addressed as follows, unless and until any of such parties notifies the others in accordance with this Section of a change of address:

           If to the Company:       Sybron International Corporation
                                    Attention: R. Jeffrey Harris, Esq.
                                    411 East Wisconsin Avenue
                                    Suite 2400
                                    Milwaukee WI  53202
                                    Fax No. 414/390-5476
     with a copy to
     (which copy shall
     not be deemed
     notice to the
     Company):                  Quarles & Brady
                                Attention: Kathryn M. Coates, Esq.
                                411 East Wisconsin Avenue
                                Milwaukee, WI 53202
                                Fax No. 414/271-3552

     If to an Affiliate:        To the address of such Affiliate set forth
                                for such Affiliate on the signature page to this Agreement.

     3.6 Amendments; Successors and Assigns. This Agreement may be amended if such amendment is in writing and is signed by the Company and Affiliates who own at least two-thirds (2/3s) of the Shares then owned by all Affiliates. This Agreement may be assigned by an Affiliate only with the prior written consent of the Company (which consent shall not be unreasonably withheld). This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

     3.7 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     3.8 Interpretation. Unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular, and all words indicating a gender shall extend to and include all genders. In addition, any reference to a "Section" herein shall be a reference to such Section of this Agreement unless otherwise indicated.

                                      * * *



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



             IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the day and year first above written.

                               SYBRON INTERNATIONAL CORPORATION


                               By: /s/R. Jeffrey Harris
                                   ---------------------------------------
                                   R. Jeffrey Harris, Vice President -
                                   General Counsel and Secretary



AFFILIATES:                                           No. of Shares Received
                                                      Pursuant to the
                                                      Merger Agreement:
                                                      ----------------

/s/William Crouse                                       100,630
----------------------------------------                -------
William Crouse

         c/o HealthCare Ventures
         44 Nassau Street
         Princeton, New Jersey  08542
         Fax No.:
                 -----------------

/s/Gordie Nye                                            84,003
----------------------------------------                 ------
Gordie Nye

         7908 Lowry Terrace
         La Jolla, California  92037
         Fax No.:(619) 459-4563
                 --------------

/s/Kenneth Rainin                                     1,114,309
----------------------------------------              ---------
Kenneth Rainin

         c/o Rainin Instrument Co.
         5400 Hollis Street
         Emeryville, California  94608
         Fax No.:(510) 652-5865
                 --------------

/s/Robert B. Stockman                                   294,013
----------------------------------------                -------
Robert B. Stockman

         c/o Johnston Associates, Inc.
         181 Cherry Valley Road
         Princeton, New Jersey  08540
         Fax No.:(609) 683-7524
                 --------------

/s/Andrew J. Futey                                      25,510
----------------------------------------                ------
Andrew J. Futey

         11416 Caminito Corriente
         San Diego, California  92128
         Fax No.:(619) 635-7666
                 --------------

/s/Charles Madsen                                       15,854
----------------------------------------                ------
Charles Madsen

         1535 Laburnum Road
         Hoffman Estates, Illinois  60195
         Fax No.:(847) 358-7428
                 --------------

/s/David J. Milner                                      14,622
----------------------------------------                ------
David J. Milner

         17207 North Woodson Court
         Ramona, California  92065
         Fax No.:(619) 635-7668
                 --------------

/s/Michael P. Oliver                                     9,748
----------------------------------------                 -----
Michael P. Oliver

         12433 Rue Fountainbleau
         San Diego, California  92131
         Fax No.:
                 -----------------

/s/Richard Poinsett                                      4,874
----------------------------------------                 -----
Richard Poinsett

         11067 Ipai Court
         San Diego, California  92127
         Fax No.:
                 -----------------

LIBERTY PARTNERS HOLDINGS 5, L.L.C.

By: /s/Michael J. Kluger                             1,075,719
    ------------------------------------             ---------
    Name:  Michael J. Kluger
           -----------------------------
    Title: Managing Director
           -----------------------------

         1177 Avenue of the Americas
         New York, New York  10036
         Attn: Michael J. Kluger
         Fax No.:(212) 354-0336
                 --------------

STATE BOARD OF ADMINISTRATION OF FLORIDA

By: /s/Michael J. Kluger                                151,965
    ------------------------------------                -------
    Name:  Michael J. Kluger
           -----------------------------
    Title: Managing Director
           -----------------------------

         c/o Liberty Capital Partners, Inc.
         1177 Avenue of the Americas
         New York, New York  10036
         Attn: Michael J. Kluger
         Fax No.:(212) 354-0336
                 --------------


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